UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2006 (March 17, 2006)

TETON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

410 17th Street, Suite 1850

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 565-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -Registrant’s Business and Operations

Item 1.01          Entry Into a Material Definitive Agreement.

On March 17, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Teton Energy Corporation (the “Company”) finalized the award of a total of 2,500,000 Performance Share Units to participants under the Company’s 2005 Long-Term Incentive Plan (the “LTIP”), including Performance Share Units to the Company’s Executive Officers and Performance Share Units awarded to the Company’s directors, pursuant to 2006 Performance Share Unit Award Agreements (“Award Agreements”) and a plan administration document.  In addition, the Compensation Committee reserved up to 1,071,250 Performance Share Units for certain persons expected to be hired as executive officers of the Company during 2006. The period being measured for the Performance Share Units is January 1, 2006 to December 31, 2008 (the “Performance Period”). The award increases the amount previously reserved in December 2005 from 2 million shares to 2.5 million shares. The additional shares are intended to account for anticipated hires in the event of additional growth during 2006. Any shares not used in 2006 will go back into the general allocation for future years.

The Performance Share Units awarded are conditioned on the participants’ remaining employed by or in the service of the Company from the date of an Award through the end of the Performance Period.  Subject to the terms of the LTIP, the Administration Document and the Award Agreement, participants will receive payment of the number of Performance Share Units payable in shares of the Company’s common stock upon achieving the performance goals.

The performance measures under this Award Agreement are based on a combination of factors that are deemed to be important to the Company’s growth and creation of value for shareholders (the “Performance Measures”). The Performance Measures track the measurement of Teton’s stock performance relative to a stock performance index of peers of the Company, which index is compiled by an independent third party based on the size and growth prospects of the Company; any acquisition of assets; and management’s efficiency and effectiveness in managing the Company's affairs.

The Performance Measures are consolidated into a composite measure based on the relative weighting of each component as a percentage of 100% as determined by the Company’s Compensation Committee. Consistent with the Plan, the Performance Measures have been established in order to provide for the attainment of one, two, and three year objectives.

Achievement of the following targets in 2006, 2007, and 2008 will entitle the participant to payment of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Base Performance Targets

	2006	2007	2008
Composite Measurement	100.00	100.00	100.00

Achievement of the following targets in 2006, 2007, and 2008 will entitle the participant to payment of 200% of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Stretch Performance Targets

	2006	2007	2008
Composite Measurement	122.50	121.50	118.00

Achievement of the following targets in 2006, 2007, and 2008 will entitle the participant to payment of 50% of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Below Base Performance Targets

	2006	2007	2008
Composite Measurement	50.00	50.00	50.00

Achievement of results between Performance Targets identified above will entitle the participant to payment of a proportional number of Performance Share Units. The participant is not entitled to any Performance Share Units if below base performance targets are not met.

The Award Agreements provide that payment of any earned Performance Share Units following the close of the Performance Period shall be made 100% in shares of the common stock of the Company (the “Shares”).  Participants will receive one Share for each earned Performance Share Unit.  The Company will withhold from any such payout Shares having a value equivalent to the amount needed to satisfy the minimum statutory tax withholding requirements of the Company or its subsidiary in the appropriate taxing jurisdiction.

In the event the employment of a participant is terminated by reason of death, disability, or retirement during the Performance Period, the participant or the participant’s beneficiary or estate shall be entitled to receive a prorated payment of the Performance Share Units.  Subject to the terms of the LTIP, in the event that a participant terminates employment with the Company for any other reason, or in the event that the Company terminates the employment of the participant with or without cause, all Performance Share Units awarded to the participant under the Award Agreement, if not previously paid out, shall be forfeited; provided, however, that in the event of a termination of the employment of the participant by the Company without cause, the Compensation Committee, in its sole discretion, may waive such automatic forfeiture provision and authorize a pay out to the participant on a pro rata basis.

The Award Agreements contain covenants not to compete during the participant’s employment and for a period of eighteen (18) months following the termination of a participant’s employment with the Company.  The Award Agreements also contain a confidentiality provision whereby the participant shall not disclose to any other person Confidential Information (as defined in the Award Agreements) concerning the Company or the Company’s trade secrets of which a participant has gained knowledge during his employment with the Company.  The Award Agreements also provide that participants shall not at any time during their employment and for a period of eighteen (18) months following the termination of employment with the Company for any reason (a) employ or arrange for any other person to employ or retain any person who is an employee or consultant of the Company, or (b) solicit or arrange to have any other person solicit business from any entity that was a customer of the Company or any of its subsidiaries during the time of the participant’s employment, whether or not the participant had personal contact with such person.

In the event that the Base Performance Targets for 2006 are achieved, 20% of the Target Performance Share Units shall vest and be paid out to the participant. In the event that the Base Performance Targets for 2007 are achieved, 30% of the Target Performance Share Units will vest and be paid out to the participant. In the event that the Base Performance Targets for 2008 are achieved, the balance or 50% of the Target Performance Shares Units shall vest and be paid out to the participant. Stretch targets, if achieved, will be paid out according to the same schedule. In the event of a sale or merger of the Company into another company, all Performance Share Units will vest and be paid out to the participant.

During the Performance Period and until the date of payment of Performance Share Units, a participant will not have voting rights with respect to the Performance Share Units.

Awards granted to each director and executive officer are as follows:

	Grant		Vest - Base			Vest - Stretch
	Base	Stretch	2006	2007	2008	2006	2007	2008
K. F. Arleth	250,000	500,000	50,000	75,000	125,000	100,000	150,000	250,000
J. J Woodcock	175,000	350,000	35,000	52,500	87,500	70,000	105,000	175,000
J. T. Connor, Jr.	62,500	125,000	12,500	18,750	31,250	25,000	37,500	62,500
T. F. Conroy	62,500	125,000	12,500	18,750	31,250	25,000	37,500	62,500
W. K. White	75,000	150,000	15,000	22,500	37,500	30,000	45,000	75,000

Amounts reserved in respect of new anticipated hires are as follows are 535,526 in respect of base objectives and 1,071,250 in respect to stretch objectives. Amounts that may be awarded in respect of 2006 grants to future hires will be prorated to actual months to be worked during 2006.

Section 8 – Other Events

Item 8.01          Other Events.

On March 17, 2006, the Compensation Committee also reaffirmed and clarified the performance measures in respect of the 2005 grant for performance in 2006 and 2007 according to criteria established in the 2005 Plan Administration document. Those Performance Measures are:

1.               Increases in the Company’s annual production of crude oil and natural gas.

2.               Management’s efficiency and effectiveness.

3.               Increases in crude oil and natural gas reserves, including proven and probable reserves.

4.               The Company’s ability to find and develop such reserves at a cost that is competitive within the industry.

5.               Increases in the price of the Company’s common stock.

Achievement of the following targets in 2006 and 2007 will entitle the participant to payment of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Base Performance Targets

	2006	2007
Composite Measurement	271.31	397.30

Achievement of the following targets in 2006 and 2007 will entitle the participant to payment of 200% of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Stretch Performance Targets

	2006	2007
Composite Measurement	410.42	628.52

Achievement of the following targets in 2006 and 2007 will entitle the participant to payment of 50% of the target number of Performance Share Units awarded in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement:

Below Base Performance Targets

	2006	2007
Composite Measurement	203.29	292.98

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 23, 2006	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth
Karl F. Arleth, Chief Executive Officer
and President